Exhibit 99.1

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Direct CASM
Index Hawaiian = 100%
32% Gap
140%
120%
100%
80%
60%
40%
20%
0%
100%
7%
19%
18%
28%
28%
132%
9%
12%
28%
37%
46%
123%
10%
11%
24%
33%
45%
109%
8%
8%
19%
36%
37%
Other
Crew
Maintenance
Fuel
Aicraft Rent
717-200
CRJ-200
CRJ-700
CRJ-900
Hawaiian
Mesa

1

SH&E

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Direct CASM
Index Hawaiian = 100%
140%
120%
100%
80%
60%
40%
20%
0%
32% Gap
100%
7%
19%
18%
28%
28%
132%
9%
12%
28%
37%
46%
Other
Crew
Maintenance
Fuel
Aicraft Rent
717-200
Hawaiian
CRJ-200
Mesa

2

SH&E

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SH&E International Air Transport Consultancy

Mesa Hawaii

Pro-Forma Analysis of Mesa Hawaii Unit Costs

Prepared for:

Hawaiian Airlines

[GRAPHIC]

December 2005

[GRAPHIC]

Mesa’s direct operating costs will be approximately one third higher than Hawaiian’s per interisland seat mile

Direct CASM

[CHART]

Note:  Analysis excludes passenger-related an indirect costs, such as check-in and overhead.

Source: SH&E estimates based on a combination of public and private sources, including US DOT Form 41, manufacturers’ maintenance cost estimates and Hawaiian’s operating experience.

[LOGO]

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Mesa’s direct operating costs will be approximately one third higher than Hawaiian’s per interisland seat mile

Direct CASM

[CHART]

Note:  Analysis excludes passenger-related an indirect costs, such as check-in and overhead.

Source: SH&E estimates based on a combination of public and private sources, including US DOT Form 41, manufacturers’ maintenance cost estimates and Hawaiian’s operating experience.

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This pro-forma analysis draws on multiple sources to reflect realistic interisland operation with mature maintenance costs

Assumptions

•      Aircraft Rent: 717 from Hawaiian. CRJ-200 as reported by Mesa to US DOT Form 41.  CRJ-700 and CRJ-900 from SH&E estimates of market rate for new aircraft.

•      Fuel: $1.65 per gallon.  Hawaiian’s actual burn rate.  Mesa CRJ-200 burn rate as reported to US DOT form 41.  CRJ-700 and -900 as projected by manufacturer.

•      Maintenance: SH&E analysis of mature maintenance cycle based on discussions with manufacturers and operators.  Estimates reflect high-cycle interisland operation.

•      Crew: Flight deck crew rates from US DOT Form 41.  Cabin crew based on Hawaiian actual and Mesa differential to Hawaiian pilot costs.

•      Other: Includes landing, handling and insurance, based on aircraft weights/values and Hawaiian experience.

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